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                                                                   EXHIBIT 99.m

                 THIRD AMENDMENT TO GENERAL SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO GENERAL SECURITY AGREEMENT (this "Amendment") is made as of December 18, 1994, by and between WILLIAM F. FARLEY (the "Debtor") and NATIONSBANK OF FLORIDA, N.A., (the "Secured Party").


                                   RECITALS:

         A. As of December 18, 1992, Secured Party made a loan to the Debtor in the original principal amount of $26,000,000.00 (the "0riginal Loan"), which Original Loan was evidenced by that certain Secured Revolving Promissory Note, dated December 18, 1992, executed by Debtor, in favor of Secured Party.

         B. As of December 18, 1994, Secured Party renewed the Original Loan (the "Renewal Loan") in favor of Debtor, which Renewal Loan is evidenced by that certain Secured Renewal Revolving Promissory Note, dated as of December 18, 1994, executed by Debtor, in favor of Secured Party.

         C. The Renewal Loan is secured by, among other things, that certain General Security Agreement, entered into as of December 18, 1992, between Debtor and Secured Party, as amended pursuant to that certain First Amendment to General Security Agreement, dated as of August 27, 1993, and as further amended pursuant to that certain Second Amendment to General Security Agreement, dated as of June 27, 1994 (collectively, the "Security Agreement").

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         D.      The parties wish to amend the Security Agreement in certain respects, as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are hereby incorporated by this reference.

         2. Definitions. All capitalized terms used herein shall, except as modified herein, have the meanings ascribed to them in the Security Agreement.

         3.      Modifications of Security Agreement.

                 (a) Section 1(a) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

                                The following described Securities (as
                                defined below):

                                (i)     800,000 shares of Class "B" common
                                        stock of Fruit Of The Loom, Inc., as
                                        evidenced by Certificate No. B130.

                                (ii)    250,000 shares of Class "B" common
                                        stock of Fruit Of The Loom, Inc., as
                                        evidenced by Certificate No. B135.

                                (iii)   500,000 shares of Class "B" common
                                        stock of Fruit Of The Loom, Inc., as
                                        evidenced by Certificate No. B141.

                 (b) Section 2 of the Security Agreement is hereby amended to provide that the term "Note" (as used and defined in the Security Agreement) shall mean



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                          that certain Secured Revolving Promissory Note, dated
                          as of December 18, 1992, in the original principal amount of $26,000,000.00 executed by Debtor, in favor of Secured Party, as renewed pursuant to that certain Secured Renewal Revolving Promissory Note, dated as of December 18, 1994, in the original amount of $26,000,000.00, executed by Debtor, in favor of Secured Party.

                 (c) Section 4(b) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

                          All Securities pledged and assigned hereunder are (and with respect to all Collateral acquired hereafter, shall be) duly authorized and validly issued, fully paid and nonassessable, authentic, genuine, unaltered and not stolen or forged or counterfeit, and in all respects what they purport to be. The collateral pledged and assigned hereunder is duly registered under the 1933 Act, is freely tradeable and assignable and is not subject to any restrictions on transfer or resale or other disposition in any manner. All stock hereafter constituting Collateral shall also be duly registered under the 1933 Act in a prompt manner satisfactory to secured Party and shall be freely tradeable and assignable and not subject to any restrictions on transfer or resale or other disposition in any manner. Promptly upon the registration of such hereafter acquired collateral, Debtor shall deliver to Secured Party evidence of such registration acceptable to Secured Party.

                 (d)      Section 4(s) is hereby amended to add the following:

                          The securities into which the Collateral was convertible as of December 18, 1992, had sufficient market value to provide an initial Obligations to market value ratio of 50% based




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                          upon the applicable stock closing prices on December
                          21, 1992, to Secured Party's satisfaction.

                          The securities into which the Collateral is convertible have as of this date sufficient market value to provide an initial Obligations to market value ration of 50% based on the applicable stock closing prices on December _, 1994, to Secured Party's satisfaction.

                 (e) Section 4(y) of the Security Agreement is hereby amended to read as follows:

                          On the date hereof, all stock constituting the Collateral is registered under the 1933 Act.

                 (f) Section 7 of the Security Agreement is hereby amended to add as Section (r) thereof the following:

                          In the event that on or before __________________, 1995 at 5:00 p.m., Eastern Time, counsel to Debtor approved by Secured Party fails to issue a legal opinion letter addressed to and in form and substance satisfactory to Secured Party, as such in corporate, securities, execution, delivery, enforceability and other matters as may be required by Secured Party, in its sole discretion.

                 (g) Section 12 of the Security Agreement is hereby amended to provide that the address of Secured Party is Private Banking, NationsBank of Florida, N.A., One Financial Plaza, Eighth Floor, Ft. Lauderdale, FL 33394-5367.

                 (h) Section 3 of the Rule 144 Addendum which forms a part of the Security Agreement is hereby amended and restated in its entirety to read as follows:





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                                  Applicability.  This Addendum supplements and
                                  forms part of that certain General Security
                                  Agreement, dated December 18, 1992, from
                                  Debtor to Secured Party, as amended, as
                                  concerns the Rule 144 Securities pledged and assigned to Secured Party pursuant to said Agreement and this Addendum, which are listed in Exhibit "A" attached hereto and made a part hereof.

                 (i) Exhibit "A" to the Security Agreement is hereby amended and restated in its entirety to read as follows: See Exhibit "A" attached hereto and by this reference, made a part hereof.

         4. Ratification. Except as expressly modified herein, all terms and conditions of the Security Agreement, as amended by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed by the Debtor.

         5. Reaffirmation of Security Agreement. By its signature below, the Debtor hereby reaffirms, ratifies and confirms that the Renewal Loan shall and continue to be secured by the Security Agreement, as amended by this Amendment.

         6 .     Representations and Warranties.  The terms and conditions, representations and warranties and affirmative and negative covenants as set forth in the Security Agreement as modified herein, are hereby ratified and confirmed by Debtor, and Debtor hereby agrees that said terms and conditions,





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representations and warranties and affirmative and negative covenants are valid and true and correct as if made on the date hereof and applied to the indebtedness of Debtor to the Secured Party.

         7. Incorporation by Reference. Except as modified herein, the terms and conditions of the Security Agreement are hereby incorporated by reference and remain in full force and effect, enforceable in accordance with the terms hereof.

         8. Waiver of Jury Trial. DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN C0NJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR IN RESPECT OF THE COLLATERAL. THIS IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY MAKING THE RENEWAL LOAN.

         9. Second Amendment. Debtor and Secured Party hereby acknowledge and agree that each executed that certain Second Amendment to General Security Agreenent, dated as of December 18, 1994 (the "Terminated Second Amendment"), which Terminated Second Amendment contained certain typographical errors. Accordingly, Debtor and Secured Party hereby acknowledge and agree that the Terminated Second Amendment is hereby deemed terminated, null and void and of no further force or effect, and is replaced in its entirety by this Amendment.





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         10.     Confirmation of Security Agreement.  Except as expressly
modified by this Amendment, the Security Agreement is hereby confirmed as being in full force and effect and unmodified.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                               W. Farley
                                               --------------------------------
                                               William F. Farley


Michael Pellegrino                             Michael Pellegrino
--------------------------------               --------------------------------
                                               WILLIAM F. FARLEY
--------------------------------


                                               NATIONSBANK OF FLORIDA, N.A.


                                               By:
--------------------------------                  -----------------------------
                                               Name:
--------------------------------                    ---------------------------
                                               Title:
                                                     --------------------------




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